UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 26, 2018

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5201 Interchange Way, Louisville, KY 40229
(Address of principal executive offices)
(502) 778-4421
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☑

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(d)  Effective September 26, 2018, George W. Hebard, III resigned as a member of the Board of Directors of Turning Point Brands, Inc. (the “Company”).  Also effective September 26, 2018, the Board appointed Ashley Davis Frushone, age 43, and Peggy Hwan Hebard, age 45, as new Board members.  Ms. Hebard is the spouse of George W. Hebard, III.  Mses. Davis and Hebard will be compensated in accordance with the Company’s previously adopted non-employee director compensation schedule. The Board has appointed Ms. Davis as Chair of the Board’s Nominating and Corporate Governance Committee and has appointed Ms. Hebard to the Board’s Audit Committee and Compensation Committee.

Ms. Davis is a founding partner of West Front Strategies LLC, established in January 2015. West Front Strategies LLC is a government relations firm that services clients in the education, financial services, transportation, tax, technology, international trade, energy, homeland security, healthcare, arts and philanthropy sectors.  From 2003 to 2014, Ms. Davis was the Managing Principal at Blank Rome Government Relations, a subsidiary of Blank Rome LLP, a government relations business. Prior to Blank Rome, Ms. Davis worked at The White House as Special Assistant to the Director of Homeland Security and as Deputy Director of Management and Administration from 2001 to 2003. From 1999 to 2000, Ms. Davis served in various roles during the Bush/Cheney presidential campaign. From 1997 to 2000, Ms. Davis was a Senior Associate at Greenlee Partners, a government affairs firm. Ms. Davis holds a Bachelor of Arts from Westminster College, where she also serves on the Board of Trustees, and a Masters of International Business from Esade Business School in Spain, the McDonough School of Business at Georgetown University, and Fundação Getulio Vargas in Brazil.

The Board believes Ms. Davis is well-qualified to serve as a director of the Company because of her extensive experience in government relations work, both in and outside of the industry.

Ms. Hebard holds the CFA and CPA designations, and is Senior Advisor to the Executive Office at The Metropolitan Museum of Art, a role she has held since 2007. Before her employment at The Metropolitan Museum of Art, Ms. Hebard was a Director, Corporate Ratings Analyst focusing primarily on gaming companies at Standard & Poor’s from 2002 to 2007. In 2000 and from 2001 to 2002, Ms. Hebard served as an Associate in Investment Banking at Credit Suisse First Boston focusing on retail companies. Ms. Hebard spent two years from 1997 to 1999 as an Associate in the Financial Services Investment Management Practice at PricewaterhouseCoopers Consulting. From 1995 to 1997, Ms. Hebard was employed as a Senior Associate, Business Assurance Financial Services Practice, at Coopers & Lybrand. Ms. Hebard holds a Bachelor of Science from The Wharton School, University of Pennsylvania and a Master of Business Administration – Finance from the Yale School of Management.

The Board believes Ms. Hebard is well-qualified to serve as a director of the Company because of her significant finance and management experience.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Dated: September 26, 2018	By:	/s/ James Dobbins
James Dobbins
Senior Vice President, General Counsel and Secretary